SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          DATA SYSTEMS & SOFTWARE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                          DATA SYSTEMS & SOFTWARE INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 16, 1999


     The Annual Meeting of Stockholders of Data Systems & Software Inc. (the "Company") will be held at The Courtyard by Marriott, 140 Route 17 South, Mahwah, New Jersey, on Wednesday, June 16, 1999, at 9:30 a.m., for the following purposes:

          (1) To elect seven directors to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified; and

          (2) To consider and act upon such other and further matters as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on April 23, 1999, are entitled to notice of and to vote at the meeting or any postponements or adjournments thereof.

     Regardless of how many shares you own, your vote is very important. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. No additional postage is required.

                                     BY ORDER OF THE BOARD OF DIRECTORS,

                                     SHELDON KRAUSE
                                     Secretary

May 20, 1999
Mahwah, New Jersey

                          DATA SYSTEMS & SOFTWARE INC.
                                  200 Route 17
                            Mahwah, New Jersey 07430


              -----------------------------------------------------

                                 PROXY STATEMENT

              -----------------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Data Systems & Software Inc., a Delaware corporation (the "Company" or "DSSI"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Courtyard by Marriott, 140 Route 17 South, Mahwah, New Jersey, on Wednesday, June 16, 1999, at 9:30 a.m., and any postponements or adjournments thereof. This Proxy Statement and the accompanying materials are being mailed on or about May 20, 1999, to holders of record of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") as of the record date.

     The record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Annual Meeting has been established as the close of business on April 23, 1999. On that date, 7,433,278 shares of Common Stock of the Company were outstanding and entitled to vote. Holders of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters properly brought before the Annual Meeting.

     The presence at the Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. If a share is deemed present at the annual meeting for any matter, it will be deemed present for all other matters presented to the meeting. Votes withheld from any nominee for election as a director, abstentions, and shares held by a nominee for a beneficial owner ("Broker Shares") that are voted on any matter which may come before the meeting will be included in determining the number of shares present. Broker Shares that are not voted on any matter will not be included in determining the number of shares present at the meeting with respect to such matter.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. If no specific instructions are given, the shares represented by a signed proxy will be voted FOR the election of all nominees for election as directors. Directors will be elected at the Annual Meeting by a plurality of the votes cast. Any stockholder of record returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (i) giving written notice to the Company of such revocation, (ii) voting in person at the Annual Meeting or (iii) executing and delivering to the Company a later-dated proxy. Written revocations and later-dated proxies should be sent to Data Systems & Software Inc., 200 Route 17, Mahwah, New Jersey 07430, Attention:
Secretary.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and the notes thereto set forth information, as of the Record Date, concerning beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Stock by (i) each director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive and Director Compensation" and (iii) all executive officers and directors of the Company as a group. Except as indicated in the table, the Company is not aware of any stockholder that is the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

                                                                 Percentage of
Name and Address of                   Number of Common Shares    Common Stock
Beneficial Owner(1)(2)                Beneficially Owned(2)      Outstanding(2)
----------------------                ---------------------      --------------

George Morgenstern...................        761,489(3)               9.7%
Robert L. Kuhn.......................        474,906(4)               6.2%
Yacov Kaufman........................         51,000(5)                *
Harvey Eisenberger...................         20,000(6)                *
Sheldon Krause.......................         28,500(7)                *
Susan L. Malley......................          7,500(6)                *
Hon. Maxwell M. Rabb.................         27,500(6)                *
Allen I. Schiff......................         27,500(6)                *
All executive officers and
    directors of the Company as
    a group (8 people)...............      1,396,728                 16.8%

----------
*   Less than 1%

(1)  Business address is in care of the Company.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date.

(3) Consists of (i) 334,239 shares held by Mr. Morgenstern, including 155,000 shares received by Mr. Morgenstern pursuant to a restricted stock grant which are not yet fully vested, and (ii) 427,250 currently exercisable options held by Mr. Morgenstern.

(4) Consists of 192,656 shares and 282,250 currently exercisable options held by Dr. Kuhn.

(5) Consists of 1,000 shares and 50,000 currently exercisable options held by Mr. Kaufman.

(6)  Consists of currently exercisable options.

(7) Consists of 1,000 shares and 27,500 currently exercisable options held by Mr. Krause.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently comprised of seven members. The entire Board of Directors of the Company is to be elected at the Annual Meeting. The Board of Directors has nominated the seven current directors, George Morgenstern, Robert L. Kuhn, Harvey Eisenberger, Sheldon Krause, Maxwell M. Rabb, Allen I. Schiff and Susan L. Malley, for election as directors at the Annual Meeting. All nominees have consented to be named and serve if elected.

     With respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. If no specific instructions are given, the shares represented by a signed proxy will be voted FOR the election of all nominees for election as directors. If any nominee becomes unavailable for any reason to serve as a director at the time of the Annual Meeting (which event is not anticipated), proxies will be voted in the discretion of the persons acting pursuant to the proxy for any nominee who shall be designated by the current Board of Directors as a substitute nominee. Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the seven nominees receiving the greatest number of votes will be elected as directors). Only persons nominated in accordance with the notice requirements of the Company's By-laws are eligible for election as directors of the Company.

Certain Information Regarding Directors and Officers

     Set forth below is certain information concerning the nominees for director and the executive officers and key employees of the Company:

Name                       Age          Position
----                       ---          --------

George Morgenstern         65           Director; Chairman of the Board,
                                        President and Chief Executive Officer of
                                        DSSI; Chairman of the Board and Acting
                                        President of the Company's Decision
                                        Systems Israel Ltd. subsidiary ("DSI
                                        Israel"); Chairman of the Board of the
                                        Company's Tower Semiconductor Ltd.
                                        subsidiary ("Tower")

Robert L. Kuhn             54           Director; Vice Chairman of the Board of
                                        DSSI

Yacov Kaufman              41           Vice President and Chief Financial
                                        Officer of DSSI; Vice President and
                                        Chief Financial Officer of DSI Israel

Harvey Eisenberger         54           Director

Sheldon Krause             43           Director and Secretary

Susan L. Malley            50           Director

Maxwell M. Rabb            88           Director

Allen I. Schiff            53           Director

     George Morgenstern has been Chairman of the Board since June 1993, and has been President and Chief Executive Officer of DSSI since its incorporation in 1986. Since January 1999, Mr. Morgenstern has also served as Acting President of DSI Israel. Mr. Morgenstern also serves as Chairman of the Board of DSI Israel and as Chairman of the Board of Tower.

     Robert L. Kuhn has been a director of DSSI since 1986 and Vice Chairman of the Board of DSSI since 1994. Since 1991, Dr. Kuhn has been President of Geneva Financial Corporation, a company specializing in mergers and acquisitions. Dr. Kuhn has been active in establishing joint ventures and cross-border transactions with Japan and China, and has been an advisor for the governments of the People's Republic of China, Israel and Germany on commercializing science and technology.

     Yacov Kaufman has been Vice President and Chief Financial Officer of DSSI since February 1996. Mr. Kaufman has been a Vice President of DSI Israel since 1992 and Chief Financial Officer of DSI Israel since 1990.

     Harvey Eisenberger has been a director of the Company since 1994. Since March 1997, Mr. Eisenberger has been employed by the Company in an administrative capacity. From 1986 to March 1997, Mr. Eisenberger was an account executive with a New York investment firm.

     Sheldon Krause has served as Secretary of the Company since 1986 and as a director since 1994. Since 1987, Mr. Krause has been engaged in the private practice of law in New York City and is currently a member of the firm of Ehrenreich Eilenberg Krause & Zivian LLP. From 1981 to 1986, Mr. Krause was associated with the New York law firm of Cravath, Swaine & Moore. Mr. Krause is the son-in-law of George Morgenstern, Chairman of the Board, President and Chief Executive Officer of the Company.

     Susan M. Malley has been a director of the Company since March 1998. Dr. Malley has served since 1995 as President and Chief Investment Officer of Malley Associates Capital Management, an asset management firm which Dr. Malley founded. Dr. Malley is also a Professor of Finance at the Hofstra Graduate School of Business. From 1990 until 1995, Dr. Malley was Co-Chair of the Board of Directors and Chief Investment Officer of Citicorp Investment Services, a retail brokerage subsidiary of Citibank, N.A.

     Hon. Maxwell M. Rabb has been a director of the Company since 1992. Ambassador Rabb has been Of Counsel to the law firm of Kramer, Levin, Naftalis & Frankel since 1991 and was Of Counsel to the law firm of Stroock & Stroock & Lavan from 1989 to 1991. From 1981 to 1988, Ambassador Rabb was United States Ambassador to Italy.

     Allen I. Schiff has been a director of the Company since 1992. Since 1978, Dr. Schiff has been a Professor of Accounting at Fordham University Graduate School of Business Administration, serving as Chairman of the Accounting Department from 1981 to 1983 and from 1985 to 1990.

     All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Executive officers hold office until their successors are chosen and qualify, subject to earlier removal by the Board of Directors.

Meetings of the Board of Directors

     During 1998, the Board of Directors of the Company met nine times. Each person who served as a director in 1998 attended in excess of 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during 1998 and (ii) the total number of meetings held during 1998 by each committee of the Board of Directors on which such director served except for Mr. Fogel, who attended three meetings and resigned from the Board in December 1998.

 Information Concerning Certain Committees of the Board of Directors

     The Board of Directors of the Company has a standing Audit Committee comprised of Dr. Schiff, who serves as Chairman, Dr. Malley and Mr. Krause. During 1998, the Audit Committee met five times.

     The Audit Committee is charged with assisting the directors with the fulfillment of their responsibilities to stockholders and others relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee reviews with the Company's independent certified public accountants the Company's accounting practices and policies; reviews the report of the Company's independent auditors on the Company's year-end financial statements; examines from time to time, in consultation with the Company's financial officers and its independent certified public accountants, the Company's overall accounting and financial controls; and is available to the Company's independent auditors for consultation. In addition, the Audit Committee makes recommendations to the Board of Directors regarding the engagement and discharge of the Company's auditors.

     The Board of Directors has also established a Compensation and Stock Option Committee which administers the Company's stock-based compensation plans and approves awards of stock options and other stock-based compensation, as well as reviewing and approving the employment terms and compensation of executive officers of the Company. Dr. Schiff, Dr. Malley and Mr. Krause currently serve on the Committee, with Dr. Schiff acting as Chairman. Ambassador Rabb serves on the Committee as an alternate member.

     The Board of Directors does not have a nominating committee.

                       EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of Directors

     Each director of the Company is paid $1,000 for each meeting which such director attends and is reimbursed for associated out-of-pocket expenses. Dr. Schiff is paid an additional amount of $20,000 per annum for his service as Chairman of the Audit Committee and Stock Option Committee, plus additional amounts in the event of special committee assignments. Dr. Schiff was paid a total of $24,000 in 1998 in connection with his service on the Board of Directors and Board committees. Dr. Kuhn was paid an additional $50,000 in 1998 in connection with his service as Vice Chairman of the Company. Dr. Malley was paid a total of $8,000 in 1998 in connection with her service on the Board of Directors and Board committees.

     In addition to the director's fees described above, at the last Annual Meeting of Stockholders each member of the Board of Directors (other than Dr. Malley) who was not an employee of the Company (Mr. Krause, Ambassador Rabb and Dr. Schiff) was granted options to purchase 7,500 shares of Common Stock at an exercise price of $2.44 per share (the fair market value of the Common Stock on such date). Upon her appointment to the Board of Directors in March 1998, Dr. Malley was granted options to purchase 7,500 shares of Common Stock at an exercise price of $5.5625. These options were granted pursuant to the Company's 1994 Stock Option Plan for Outside Directors described below.

     The Company's 1994 Stock Option Plan for Outside Directors provides for awards of non-qualified options to directors of the Company who are not employees of the Company or its affiliates and who meet certain other eligibility criteria. Pursuant to the plan, (i) upon first election or appointment to the Board of Directors, each newly elected eligible director will be granted an option to purchase 7,500 shares of Common Stock and (ii) immediately following each Annual Meeting of Stockholders of the Company, each eligible director will generally be granted an option to purchase 7,500 shares of Common Stock. Options granted under the plan are exercisable beginning on the first anniversary of the date of the grant until the earliest of (i) 10 years from the date of grant, (ii) one year from the date of which an optionee ceases to be an eligible director and (iii) the date an optionee ceases to be a director (90 days thereafter if due to the death or disability). Options granted under the plan are required to provide for an exercise price per share equal to 100% of the fair market value per share of Common Stock on the date the option is granted. The maximum number of shares of Common Stock in respect of which awards may be granted under the plan is 200,000.

Compensation Committee Interlocks and Insider Participation

     Prior to June 1998, the Board of Directors had not established a compensation committee; all matters related to compensation, except for stock option and other stock-based compensation, were determined by the Board of Directors. Matters related to stock options and other stock-based compensation were determined by the Stock Option Committee. In June 1998, the Board of Directors approved an expansion of the mandate of the Stock Option Committee, which was renamed the Compensation and Stock Option Committee. The broadened mandate of the committee includes review and approval of employment terms and compensation of executive officers, in addition to stock-based compensation.

     The following persons served both as members of the Board of Directors and officers of the Company in 1998: Mr. Morgenstern (Chairman of the Board, President and Chief Executive Officer), Dr. Kuhn (Vice Chairman of the Board) and Mr. Krause (Secretary). During 1998, no member of the Board of Directors who was also an officer of the Company participated in any deliberations of the Board of Directors or any committee thereof relating to his own compensation. In addition, Mr. Krause did not participate in any such deliberations relating to Mr. Morgenstern's compensation. Subject to the foregoing limitations, each member of the Board of Directors participated in 1998 in deliberations of the Board of Directors concerning executive officer compensation. For information concerning transactions with the Company in which directors or officers may be deemed to have an interest, see "Certain Related Party Transactions" below.

Employment Arrangements

     George Morgenstern serves as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to an employment agreement which commenced on January 1, 1997 and extends through December 31, 2001 (the "Employment Agreement"). The Employment Agreement provides for a salary of $420,000 per annum (subject to annual review by the Board and an annual cost of living adjustment commencing in 1998) plus contributions to a nonqualified retirement fund equal to 25% of his base salary. Mr. Morgenstern's compensation pursuant to the Employment Agreement also includes the use of two company automobiles, premium payments on a life insurance policy owned by Mr. Morgenstern and other fringe benefits.

     The Employment Agreement extends through December 31, 2001. Pursuant to the Employment Agreement, Mr. Morgenstern may at any time prior to December 31, 2001, elect to terminate his employment with the Company and thereafter to continue to serve the Company as a consultant for a period (the "Consulting Period") ending on December 31 of the seventh year following the year in which he first commences to serve as a consultant (but in no event prior to December 31, 2005 if the Consulting Period commences following a Change in Control of the Company (as defined in the Employment Agreement) or a breach by the Company of the Employment Agreement). During the Consulting Period, Mr. Morgenstern would be entitled to receive an annual consulting fee plus contributions to a nonqualified retirement fund and the same fringe benefits on the same basis as during the term of his employment as described above. Mr. Morgenstern's annual consulting fee during the Consulting Period will generally be equal to 50% of his annual salary in effect immediately prior to the Consulting Period, reducing to 25% following the end of the fourth full calendar year of the Consulting Period (subject in all cases to an annual cost of living adjustment). However, if Mr. Morgenstern elects to become a consultant following a breach by the Company of its obligations under the Employment Agreement or following a Change in Control of the Company, Mr. Morgenstern would be entitled to receive his full annual salary until December 31, 2001, and thereafter to receive an annual consulting fee as described in the preceding sentence for the balance of the Consulting Period. The Company is obligated under the Employment Agreement to fund at the beginning of any Consulting Period all amounts to become payable to Mr. Morgenstern for consulting services and to fund upon his death all amounts payable to his estate. During the term of the Employment Agreement (including any Consulting Period), Mr. Morgenstern may not engage in a business that is in substantial and direct competition with the business of the Company or any of its subsidiaries.

     Yacov Kaufman serves as Vice President and Chief Financial Officer of the Company and of DSI Israel pursuant to a two-year employment agreement with the Company commencing January 1, 1999. The agreement is terminable by either party upon at least 30 days' notice, or by the Company for cause (as defined in the agreement).

     Until his resignation in December 1998, Samuel Fogel served as President and General Manager of DSI Israel, pursuant to an employment agreement with the Company.

     The stock option agreements with the Company's executive officers generally provide for accelerated vesting in the event of a "Change in Control of the Company" (as defined in such agreements).

Executive Compensation

     The following table sets forth for the periods indicated information concerning the compensation of the Chief Executive Officer and the two other officers of the Company who received in excess of $100,000 in salary during 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term                     All Other
                                       Annual Compensation               Compensation Awards             Compensation ($)
                                       -------------------               -------------------             ----------------
                                                                                        Securities
Name and                                                          Restricted Stock      Underlying
Principal Position      Year        Salary ($)    Bonus ($)          Awards ($)         Options (#)
------------------      ----        ----------    ---------          ----------         -----------
George Morgenstern      1996         300,000            -            600,000(1)           100,000             85,000
Chief Executive Officer 1997         420,000            -                 -                  -               131,000
                        1998         427,600            -            435,000(2)              -               146,000(3)

Samuel Fogel            1996         132,000            -                 -                  -                17,600
Executive President(4)  1997         132,000            -                 -                  -                17,600
                        1998         132,000            -                 -                  -                17,600(5)

Yacov Kaufman           1996         108,000          5,900               -                  -                17,000
Vice President          1997         108,000         10,000               -                  -                17,000
                        1998         115,200            -                                                     15,356

----------
(1) Represents the fair market value of 100,000 shares of Common Stock awarded in a restricted stock award pursuant to the Company's 1994 Stock Incentive Plan, valued at the market price for the Common Stock on the date of the award. The shares vest over a three-year period commencing March 1997. Dividends, if and when declared by the Company, would be payable on vested shares; unvested shares are not eligible to receive dividends.

(2) Represents the fair market value of 155,000 shares of Common Stock awarded in a restricted stock award pursuant to the Company's 1994 Stock Incentive Plan, valued at the market price for the Common Stock on the date of the award. The shares vest over a two-year period, commencing August 1999. Dividends, if and when declared by the Company, would be payable on vested shares; unvested shares are not eligible to receive dividends.

(3) Consists of (i) $107,000 in contributions to a non-qualified retirement fund, (ii) approximately $35,000 in life insurance premiums and (iii) director's fees of $4,000.

(4) Mr. Fogel ceased serving as an officer and director of the Company in December 1998.

(5) Represents contributions to severance and pension funds. These contributions are made on substantially the same basis as those made on behalf of all Israeli employees.

     In 1998, the Company granted no stock appreciation rights (SARs) or stock options to the executive officers named in the Summary Compensation Table above. None of the named executive officers acquired shares of Common Stock upon the exercise of options in 1998. The following table summarizes the number and value of all options held by such executive officers at the end of 1998.

                       AGGREGATED OPTION EXERCISES IN 1998
                     AND FISCAL YEAR END STOCK OPTION VALUES

                     Number of Shares                       Number of Securities
                       Acquired Upon       Value           Underlying Unexercised          Value of Unexercised
Name                  Exercise(#)(1)    Realized($)        Options at Year End(#)      In-the-Money Options($)(2)
----                  --------------    -----------     ---------------------------   ---------------------------

                                                        Exercisable   Unexercisable   Exercisable   Unexercisable
                                                        -----------   -------------   -----------   -------------
George Morgenstern           -                -           327,250        120,000           -              -
Samuel Fogel                 -                -           206,666         33,334           -              -
Yacov Kaufman                -                -            41,667           -              -              -

----------
(1)  No options were exercised by any of the named persons in 1998.

(2) Based on the closing price for the Common Stock on December 31, 1998 of $2.625.


Certain Related Party Transactions

     During 1996 and 1997, the Company made a loan to George Morgenstern, its Chairman, President and Chief Executive Officer. The principal of, and interest on, such loan is payable in installments as follows: (i) 105 bi-weekly payments of $3,000 each, commencing January 1998, (ii) four annual payments of $72,000 each, commencing December 1998, and (iii) a final payment on December 31, 2001 in an amount equal to the then remaining outstanding balance of the loan plus accrued and unpaid interest. As of December 31, 1998, the balance of this loan, which bears interest at an annual rate of 7%, was approximately $613,000. In addition, in 1998, the Company made a loan to Mr. Morgenstern in the amount of $63,000 in connection with the payment of income tax relating to the vesting of a restricted stock award. During 1998, the highest total aggregate balance of loans to Mr. Morgenstern was $718,000.

     During 1998, the Company paid approximately $400,000 for legal services rendered and reimbursement of out-of-pocket expenses to Ehrenreich Eilenberg Krause & Zivian LLP, a law firm in which Sheldon Krause, a director and Secretary of the Company, is a member. In addition, Tower paid approximately $136,000 for legal services rendered and reimbursement of out-of-pocket expenses to such firm in 1998. Mr. Krause is the son-in-law of George Morgenstern, Chairman, President and Chief Executive Officer of the Company.

     During 1998, Shlomie Morgenstern, Director of Operations for the Company's Databit and International Data Operations subsidiaries, received compensation of approximately $122,000. Shlomie Morgenstern is a son of George Morgenstern, Chairman, President and Chief Executive Officer of the Company.

                  COMPENSATION REPORT OF THE BOARD OF DIRECTORS

     The goals of the Company's compensation policy are to (i) attract, retain and reward executives who contribute to the overall success of the Company by offering compensation that is competitive, (ii) motivate executives to achieve the Company's business objectives and (iii) align the interests of executives with the long-term interests of stockholders. The Board of Directors believes that there is necessarily an element of subjectivity in establishing compensation levels for the Company's executives and does not follow specific objective performance criteria when establishing such compensation levels.

     The Board believes that the use of stock options and other stock-based compensation generally to compensate executive officers encourages and rewards effective management that results in long-term corporate financial success, as measured by stock price appreciation. The Board further believes that such use aligns the interests of the Company's executives with those of the Company's stockholders. In 1998, the Compensation and Stock Option Committee did not grant any options to executive officers. In August 1998 the Compensation and Stock Option Committee approved a grant of restricted stock to Mr. Morgenstern which is described below.

     Compensation decisions with respect to executive officers, other than the chief executive officer, have been based upon the recommendation of the chief executive officer (except for decisions relating to stock options, which are determined by the Compensation and Stock Option Committee as described above). In 1998, such executives were paid pursuant to employment agreements previously entered into with the Company. Pursuant to the employment agreement between the Company and Mr. Morgenstern (described under "Proposal 1--Election of Directors--Employment Arrangements"), Mr. Morgenstern received a base salary of $427,000 during 1998. In addition, pursuant to the agreement, the Company made contributions to Mr. Morgenstern's non-qualified retirement fund of 25% of his base salary. In August 1998, the Company awarded to Mr. Morgenstern 155,000 shares of restricted stock of the Company. Of these shares, 135,000 vest over a two-year period, and the vesting of the remainder is subject to satisfaction of certain stock price performance criteria. The Board and the Compensation and Stock Option Committee made the award to Mr. Morgenstern to provide additional incentive to Mr. Morgenstern to remain in the full-time employ of the Company in his position as President and Chief Executive Officer for the two year period of the grant rather than electing the consulting option under his employment agreement.

                                                    BOARD OF DIRECTORS

                                                    George Morgenstern
                                                    Robert L. Kuhn
                                                    Harvey Eisenberger
                                                    Sheldon Krause
                                                    Susan L. Malley
                                                    Maxwell M. Rabb
                                                    Allen I. Schiff

                          STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the cumulative total return of the Company's Common Stock, during the period December 31, 1993 to December 31, 1998, to the cumulative total return during such period of (i) the Nasdaq Stock Market Index (United States and Foreign) and (ii) the Nasdaq Computer & Data Processing Stock Index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

------------------------------------------------------------------------------------------------------------------------
                                            12/31/93   12/30/94      12/29/95     12/31/96       12/31/97      12/31/98
                                            --------   --------      --------     --------       --------      --------
------------------------------------------------------------------------------------------------------------------------
DSSI                                          100       37.624         55.446       45.050         33.663        20.792
------------------------------------------------------------------------------------------------------------------------
Nasdaq Computer & Data Processing             100      121.443        184.925      228.243        280.390       501.762
Stock Index
------------------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market Index                     100       96.997        136.235      166.787        203.976       281.691
------------------------------------------------------------------------------------------------------------------------


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during 1998 all applicable filing requirements were complied with by its executive officers and directors.

                                STOCKHOLDER LIST

     Commencing on June 6, 1999, an alphabetical list of the names and addresses of the stockholders of record of the Company as of the Record Date will be available at the principal executive offices of the Company for inspection by any stockholder during normal business hours for any purpose germane to the Annual Meeting. The Company's principal executive offices are located at 200 Route 17, Mahwah, New Jersey 07430.

                   INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

     Deloitte & Touche LLP served as the Company's independent certified public accountants and auditors for the year ended December 31, 1998 and has been selected to serve in that capacity for fiscal year 1999. A representative of Deloitte & Touche LLP has been invited to and is expected to be present at the Annual Meeting.

                STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Stockholders may present proposals for inclusion in the Company's 2000 proxy statement provided that (in addition to other applicable requirements) such proposals are received by the Company in writing at its principal executive offices no later than April 17, 2000.

     Pursuant to the By-laws of the Company, stockholders who wish to nominate any person for election to the Board of Directors or bring any other business before the 2000 Annual Meeting must generally give notice thereof to the Company at its principal executive offices not less than 60 days nor more than 90 days before the date of the meeting. A copy of the By-laws of the Company is available upon request from the Secretary of the Company, 200 Route 17, Mahwah, New Jersey 07430.

                                  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the accompanying Notice of Annual Meeting and described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the Board of Directors' recommendations.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report, covering the fiscal year ended December 31, 1998, including audited financial statements is enclosed with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by personal interview, telephone, telex or facsimile. The Company will, upon request and in accordance with applicable regulation, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        SHELDON KRAUSE
                                        Secretary

May 20, 1999
Mahwah, New Jersey